UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2012

iShares® Silver Trust

(Exact name of registrant as specified in its charter)

New York	001-32863	13-7474456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: BlackRock Institutional Trust Company, N.A.’s Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 10, 2012, The Bank of New York Mellon (the “Trustee”) and JPMorgan Chase Bank N.A., London Branch, as custodian (the “Custodian”) under custodian agreement between the Trustee and the Custodian, dated April 21, 2006 and amended on September 13, 2006, February 8, 2010 and November 5, 2010 (the “Custodian Agreement”), entered into a Fourth Amendment to Custodian Agreement (the “Fourth Amendment”) to revise the term and termination notice period so that either the Trustee or Custodian may terminate the Custodian Agreement as of a date on or after January 1, 2015, by giving not less than 180 Business Days written notice to the other party and to indicate that silver may also be held by the Custodian or any Sub-Custodian in vaults within New York, as well as England. A copy of the Fourth Amendment is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Fourth Amendment to Custodian Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2012

iShares® Silver Trust*

We
By:	BlackRock Asset Management International Inc.

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Managing Director

By:	/s/ Raymund Santiago
Name:	Raymund Santiago
Title:	Director

*	The registrant is a trust. The individual specified above is signing in his or her capacity as an officer and/or authorized signatory of BlackRock Asset Management International Inc., the sponsor of the trust.